UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2018

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 15, 2018, SemGroup Corporation (the “Company”) completed the sale of its asphalt business, effective March 14, 2018. The sale was completed pursuant to a Membership Interest Purchase Agreement (the “MIPA”) between and among two wholly-owned subsidiaries of the Company, SemMaterials, L.P., an Oklahoma limited partnership, and SemMexico, L.L.C., an Oklahoma limited liability company, Ergon Asfaltos Mexico HC, LLC, a Mississippi limited liability company (“EAMHC”), Ergon Mexico HC, LLC, a Mississippi limited liability company (“EMHC”), and Ergon Asphalt & Emulsions, Inc., a Mississippi corporation, pursuant to which, among other things, SemMaterials, L.P. and SemMexico, L.L.C. (each, a “Seller” and, collectively, the “Sellers”) agreed to sell their interest in all of the issued and outstanding membership interests (partes sociales) of SemMexico Materials HC, S. de R.L. de C.V., a Mexican limited liability company (“SMHC”), SemMaterials HC México, S. de R.L. de C.V., a Mexican limited liability company (“SHCM”), SemMaterials México, S. de R.L. de C.V., a Mexican limited liability company (“SM”), and SemMaterials SC México, S. de R.L. de C.V., a Mexican limited liability company (“SSCM” and, together with SMHC, SHCM and SM, “SemMexico”), to EAMHC and EMHC.

Pursuant to the MIPA, the Sellers sold (i) 99.99% and 0.01% of the issued and outstanding membership interests (partes sociales) of SMHC owned by SemMaterials, L.P. and SemMexico, L.L.C., respectively, and (ii) 0.01% of the issued and outstanding membership interests of each of SHCM, SM and SSCM owned by SemMexico, L.L.C. (the “SemMexico Disposition”), in exchange for approximately $78.5 million U.S. dollars including working capital and subject to customary post-closing adjustments.

A copy of the MIPA is attached to this Current Report on Form 8-K as Exhibit 2, and is incorporated by reference as though fully set forth herein. The foregoing summary description of the MIPA and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the MIPA.

The MIPA has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Sellers or any of their subsidiaries or affiliates. The representations, warranties and covenants contained in the MIPA were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the MIPA; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MIPA instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the MIPA. The MIPA should not be read alone, but should instead be read in conjunction with the other filings that the Company makes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

As previously disclosed, on July 17, 2017, the Company acquired 100% of the equity interests in Buffalo Parent Gulf Coast Terminals LLC, the parent company of Buffalo Gulf Coast Terminals LLC and HFOTCO LLC doing business as Houston Fuel Oil Terminal Company (the “HFOTCO Acquisition”). Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, are unaudited pro forma condensed consolidated financial statements of the Company as of and for the year ended December 31, 2017. The unaudited pro forma condensed balance sheet at December 31, 2017 gives effect to the SemMexico Disposition described above under Item 2.01 as if it had occurred on that date. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2017 gives effect to the HFOTCO Acquisition and the SemMexico Disposition as if they had occurred on January 1, 2017. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and do not purport to represent what the Company’s actual results of operations or financial position would have been if the HFOTCO Acquisition and the SemMexico Disposition had occurred on the dates indicated, nor are they necessarily indicative of the Company’s future operating results or financial position.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

2	Membership Interest Purchase Agreement dated as of January 5, 2018.*

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: March 20, 2018	By:	/s/ William H. Gault
William H. Gault
Corporate Secretary

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